Exhibit 10.6

July 26, 2010

Parametric Sound Corporation
1941 Ramrod Avenue, Suite #100
Henderson, Nevada  89014

Re:           Funding Commitment Letter

Ladies and Gentlemen:

In connection with the proposed spin-off (the “Spin-Off”) of Parametric Sound Corporation, a Nevada corporation (the “Company”), from LRAD Corporation, a Delaware corporation (“Parent”), the Company expects to fund a minimum of $350,000 and a maximum of $750,000 of subordinated note financing with accompanying stock purchase warrants at the distribution date (the “Financing”). The proceeds of the Financing are intended to fund the Spin-Off and related costs and provide initial working capital to start the process of bringing the Company’s new product line to production. The Company has received nonbinding, verbal indications of interest from seven individual accredited investors to provide an aggregate of $450,000 in cash financing and from Syzygy Licensing LLC, a company in which the undersigned is the majority owner (“Syzygy”), to convert $200,000 of the amount owed to Syzygy.

The Company has requested that the undersigned, the Chief Executive Officer of the Company, commit that at least $350,000 will be funded at the distribution date of the Spin-Off through conversion of amounts owed to Syzygy and additional cash all on the same terms as other investors in the Financing.  It is understood and acknowledged that conversion or repayment of amounts owed to Syzygy will not represent cash available for working capital.

1.           Commitment.  The undersigned hereby advises the Company of his commitment to provide or cause to be provided to the Company up to $350,000 on the distribution date of the Spin-Off (the “Commitment”), on the same terms as other investors in the Financing, such that the Company receives a minimum of $350,000 in the Financing on the distribution date.  The Commitment includes a combination of cash and conversion of amounts owed to Syzygy in amounts to be determined at the Spin-Off.  On the date hereof, the Company owes to Syzygy more than $200,000 paid in cash towards the estimated $155,000 of spin-off costs and estimated $90,000 of technology costs described in the Preliminary Information Statement.  Conversion or repayment of any amounts owed to Syzygy will not represent cash available for working capital by the Company.  To the extent investors other than the undersigned invest in the Financing, the Commitment shall be reduced by any such amounts funded by other investors.

2.           Conditions to Commitment.  The Commitment is subject to the consummation of the Spin-Off.

3.           Governing Law.  This Commitment Letter shall be governed by, and construed in accordance with, the laws of the State of Nevada  without regard to principles of conflicts of law to the extent that the application of the laws of another jurisdiction will be required thereby.  The parties hereby waive any right to trial by jury with respect to any claim or action arising out of this Commitment Letter.  The parties hereto hereby agree that any suit or proceeding arising in respect of this Commitment Letter or any of the matters contemplated hereby or thereby will be tried exclusively in the U.S. District Court for the District of Nevada or, if such court does not have subject matter jurisdiction, in any state court located in the City and County of Nevada, and the parties hereto hereby agree to submit to the exclusive jurisdiction of, and venue in, such court.  The parties hereto irrevocably and unconditionally waive any objection to venue of any such action or proceeding brought in any such court and any claim that any such action or proceeding has been brought in an inconvenient forum.  A final judgment in any such action or proceeding may be enforced in any other courts with jurisdiction.

4.           Miscellaneous.  This Commitment Letter embodies the entire agreement between the undersigned and the Company with respect to the specific matters set forth above and supersedes all prior agreements and understandings relating to the subject matter hereof.  However, the terms and conditions of the Commitment are not limited to those set forth herein.  Those matters that are not covered or made clear herein are subject to mutual agreement of the parties.  This Commitment Letter shall not be assignable by you without the prior written consent of the undersigned, and any purported assignment without such consent shall be void.  This Commitment Letter is not intended to benefit or create any rights in favor of any person other than the parties hereto.  This Commitment Letter may be executed in separate counterparts and delivery of an executed signature page of this Commitment Letter by facsimile or electronic mail shall be effective as delivery of manually executed counterpart hereof.  This Commitment Letter may only be amended, modified or superseded by an agreement in writing signed by both the undersigned and the Company that specifically provides such with reference to this Commitment Letter, as applicable.

If you are in agreement with the foregoing, please indicate acceptance of the terms hereof by signing the enclosed counterpart of this Commitment Letter and returning it to the undersigned.

Sincerely, By: /s/ ELWOOD G. NORRIS Elwood G. Norris

Agreed to and accepted as of the date first
above written:

PARAMETRIC SOUND CORPORATION

By:  /s/ KATHERINE H. MCDERMOTT
       Name: Katherine H. McDermott
       Title: President